UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 21, 2020

LOOP INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54786	27-2094706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Fernand Poitras

Terrebonne, Quebec, Canada, J6Y 1Y4

(Address of principal executive offices, including zip code)

(450) 951-8555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LOOP	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 21, 2020, Loop Industries, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC, as underwriter (the “Underwriter”), relating to the sale and issuance of an aggregate of 1,880,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The offering price to the public of the Shares is $12.75 per share, and the Underwriters have agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $12.1125 per share. Under the terms of the Underwriting Agreement, the Company also granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 282,000 shares of Common Stock at the same price per share as the Shares.

The Company estimates that the net proceeds from the offering will be approximately $22,580,500 million or approximately $25,996,225 million if the Underwriters’ option to purchase additional shares is exercised in full.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by such parties.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-226789). A prospectus supplement relating to the offering will be filed with the SEC. The offering is expected to close on September 23, 2020, subject to the satisfaction of customary closing conditions.

The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.  Other Events.

A copy of the press release announcing the pricing of the public offering is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated September 21, 2020, by and between Loop Industries, Inc. and Roth Capital Partners, LLC.
5.1	Opinion of Ballard Spahr LLP
23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1)
99.1	Press Release of Loop Industries, Inc. dated September 21, 2020

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOOP INDUSTRIES, INC.

Date: September 21, 2020	By:	/s/ Nelson Gentiletti
Nelson Gentiletti
Chief Financial Officer

3